Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2025, in the Registration Statement (Form S-1) of Guardian Pharmacy Services, Inc. dated May 20, 2025.

/s/ Ernst & Young LLP

Atlanta, Georgia

May 20, 2025

May 20, 2025

Mr. David Morris

Guardian Pharmacy, LLC and Guardian Pharmacy Services, Inc.

300 Galleria Parkway SE Suite 800

Atlanta, Georgia 30339

Dear David:

Enclosed is a manually signed copy of our consent for the inclusion of our report on the consolidated financial statements of Guardian Pharmacy Services, Inc. as of December 31, 2023 and 2024 in the registration statement to be filed on May 20, 2025. Please retain this letter and the enclosure in your files as evidence of our authorization to include the attached consent in your filing with the Securities and Exchange Commission.

If you have any questions regarding the form or use of this consent, please call me.

Very truly yours,

Brian Pendley